UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2009

CHARTWELL INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-51342 (Commission File No.)	95-3979080 (IRS Employer Identification No.)

7637 Leesburg Pike
Falls Church, VA 22043
 (Address and telephone number of principal executive offices) (Zip Code)

(703) 635-7980
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On May 13, 2009, management of Chartwell International, Inc. (the “Company”) concluded that the Company will be required to restate its previously issued unaudited financial statements for its fiscal quarter ended March 31, 2009, which appeared in the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2009 (“Form 10-Q”). This conclusion was made following the discovery that the Company’s share and share price figures did not reflect the 1 for 2 reverse stock split the Company effected on April 9, 2009.

Based on these errors in the Form 10-Q and on the recommendation of the Company's independent accountant, the Company's management recommended that the Form 10-Q be restated to reflect the 1 for 2 reverse stock split. In light of such restatement, the financial statements and related footnotes as contained in the Form 10-Q should no longer be relied upon.

As a result of the above errors, the Company is amending its Form 10-Q and corresponding financial statements and footnotes. The Company will work with its accountants and its SEC counsel, to file such an amendment shortly. The amendment will restate the financial data and disclosures that depend on share and share price figures.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTWELL INTERNATIONAL, INC., a Nevada Corporation

Dated: May 15, 2009	By:	/s/ Paul Biberkraut
Paul Biberkraut,
Chief Financial Officer